Exhibit 99.1
SolarWinds Announces Fourth Quarter 2020 Results
AUSTIN, Texas - February 25, 2021- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its fourth quarter ended December 31, 2020.
On a GAAP basis:
•Total revenue for the fourth quarter of $265.3 million, representing 7.2% growth on a reported basis.
•Total recurring revenue for the fourth quarter of $230.8 million, representing 13.7% growth on a reported basis. Total recurring revenue includes:
◦Maintenance revenue for the fourth quarter of $124.3 million, representing 7.5% growth on a reported basis.
◦Subscription revenue for the fourth quarter of $106.5 million, representing 22.0% growth on a reported basis.
•Net income for the fourth quarter of $132.7 million.
On a non-GAAP basis:
•Non-GAAP total revenue for the fourth quarter of $265.5 million, representing 6.4% year-over-year growth on a reported basis and 5.0% year-over-year growth on a constant currency basis.
•Non-GAAP total recurring revenue for the fourth quarter of $230.9 million, representing 12.8% year-over-year growth on a reported basis and 11.2% year-over-year growth on a constant currency basis. Non-GAAP total recurring revenue includes:
◦Non-GAAP maintenance revenue for the fourth quarter of $124.3 million, representing 7.5% year-over-year growth on a reported basis.
◦Non-GAAP subscription revenue for the fourth quarter of $106.6 million, representing 19.6% year-over-year growth on a reported basis.
•Adjusted EBITDA for the fourth quarter of $127.1 million, representing a margin of 47.9% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered a strong finish to a solid year of performance in 2020 despite a challenging environment, delivering fourth quarter non-GAAP total revenue of $265.5 million reflecting 6% year-over-year growth, which resulted in full year 2020 non-GAAP total revenue of $1.02 billion, an important and notable milestone for us,” said Sudhakar Ramakrishna, SolarWinds’ president and Chief Executive Officer. “The sophisticated cyberattack on us and our customers at the end of the fourth quarter has taught us a great deal about the resiliency of our business, the commitment of our employees, and the support we can expect from our customers and partners. I want to thank our employees for their dedication and thank our customers and partners for their ongoing support as we continue our investigation, apply the learnings, and share them broadly. We believe that this level of transparency and cooperation is critical to help address the broader issues that nation-state level cyber operations pose for the software industry. We have a strong foundation from which to grow, and to establish a model for the future of the software industry by delivering powerful, affordable, and secure solutions.”
Additional highlights for the fourth quarter of 2020 include:
•SolarWinds announced its appointment of Sudhakar Ramakrishna as president and Chief Executive Officer and as a member of the board of directors. Mr. Ramakrishna is an experienced, global technology leader with nearly 25 years of experience across cloud, mobility, networking, security and collaboration markets.
•SolarWinds acquired SentryOne® in early Q4 2020, extending the scale and depth of their Database Performance Management capabilities for Microsoft® Data Platform. The SentryOne offering complements the on-premises and cloud-native database management offerings SolarWinds has today to serve the full needs of the mid-market and better serve larger organizations. The addition of the SentryOne products to the SolarWinds portfolio also amplifies the depth and breadth of support SolarWinds can offer for Microsoft and Microsoft Azure® environments.
•SolarWinds MSP fully integrated SolarWinds® Endpoint Detection and Response (EDR) (powered by SentinelOne®) with SolarWinds Remote Monitoring and Management (RMM) allowing users to configure and manage endpoint security more efficiently. The EDR integration empowers SolarWinds MSP partners to deploy and manage the agent on RMM-managed Windows devices—providing enterprise-ready endpoint protection and security. MSP partners can access the EDR dashboard, threat management, and policy configuration—without leaving the RMM interface—alongside agent deployment and automated upgrades, so users can get up and running quickly with EDR.
•In December, SolarWinds announced the confidential submission of a Form-10 registration statement for the potential spin-off of the MSP business with the U.S. Securities and Exchange Commission (SEC). As announced on August 6, 2020, the board of directors of SolarWinds previously authorized the exploration of a potential spin-off of its MSP business into a standalone, separately-traded public company. The confidential submission of a Form 10 registration statement with the SEC represents a step forward in SolarWinds’ evaluation process.
Upcoming Investor Conferences
During the first quarter of 2021, SolarWinds executives plan to present at the following virtual investor conferences.
•Morgan Stanley® 2021 Technology, Media, and Telecom Conference on March 1, 2021
•JMP Securities® 2021 Technology Conference on March 2, 2021
An audio webcast will be available at the time of the presentation and for a limited time there after at http://investors.solarwinds.com.
Balance Sheet
At December 31, 2020, total cash and cash equivalents were $370.5 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of February 25, 2021, SolarWinds is providing its financial outlook for the first quarter of 2021. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, the impact of purchase accounting from acquisitions, costs related to the exploration of a potential spin-off of SolarWinds' MSP business, certain expenses related to the cyberattack that occurred in December 2020 (the "Cyber Incident") and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for First Quarter of 2021
SolarWinds’ management currently expects to achieve the following results for the first quarter of 2021:
•Non-GAAP total revenue in the range of $247 to $252 million, representing growth over the first quarter of 2020 non-GAAP total revenue of (1)% to 1%.
•Adjusted EBITDA in the range of $98 to $101 million, representing approximately 40% of non-GAAP total revenue.
•Non-GAAP diluted earnings per share of $0.19 to $0.20.
•Weighted average outstanding diluted shares of approximately 318 million.
Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (833) 968-2238 and internationally at +1 (825) 312-2061. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter 2021. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the discovery of new or different information regarding the Cyber Incident or of additional vulnerabilities within, or attacks on, our products, services and systems, (b) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (c) the possibility that customer, personnel or other data was exfiltrated as a result of the Cyber Incident, (d) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident may result in the loss, compromise or corruption of data, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (e) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, (f) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against threat actors or Cyber Incident, (g) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (h) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (j) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (k) our status as a controlled company; (l) risks related to the potential spin-off of our MSP business into a newly created and separately traded public company, including that the process of exploring the spin-off and potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; and (m) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2019 filed on February 24, 2020 and the Form 10-K that SolarWinds anticipates filing on or before March 1, 2021. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, spin-off exploration costs, restructuring costs and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Exploration Costs. We exclude certain expense items resulting from the exploration of a potential spin-off transaction of our MSP business into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, implementation and integration costs, duplicative costs for subscriptions and information technology systems, employee and contractor costs and other incremental separation costs related to the potential spin-off of the MSP business. The potential MSP spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and charges related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. In the fourth quarter of 2020, we completed an intra-group transfer of certain intellectual property rights that resulted in a non-recurring tax benefit. The tax benefit associated with the transfer has been excluded from our non-GAAP results for comparability purposes. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, spin-off exploration costs, Cyber Incident costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off exploration costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2021 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$370,498	$173,372
Accounts receivable, net of allowances of $2,736 and $3,171 as of December 31, 2020 and 2019, respectively	114,298	121,930
Income tax receivable	2,273	1,117
Prepaid and other current assets	25,664	23,480
Total current assets	512,733	319,899
Property and equipment, net	58,649	38,945
Operating lease assets	110,961	89,825
Deferred taxes	149,455	4,533
Goodwill	4,249,402	4,058,198
Intangible assets, net	592,985	771,513
Other assets, net	36,298	27,829
Total assets	$5,710,483	$5,310,742
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,932	$13,796
Accrued liabilities and other	72,971	47,035
Current operating lease liabilities	17,811	14,093
Accrued interest payable	157	248
Income taxes payable	16,358	15,714
Current portion of deferred revenue	346,075	312,227
Current debt obligation	19,900	19,900
Total current liabilities	491,204	423,013
Long-term liabilities:
Deferred revenue, net of current portion	36,679	31,173
Non-current deferred taxes	59,149	97,884
Non-current operating lease liabilities	115,071	93,084
Other long-term liabilities	115,021	122,660
Long-term debt, net of current portion	1,882,672	1,893,406
Total liabilities	2,699,796	2,661,220
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 313,039,222 and 308,290,310 shares issued and outstanding as of December 31, 2020 and 2019, respectively	313	308
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	3,112,106	3,041,880
Accumulated other comprehensive income (loss)	127,212	(5,247)
Accumulated deficit	(228,944)	(387,419)
Total stockholders’ equity	3,010,687	2,649,522
Total liabilities and stockholders’ equity	$5,710,483	$5,310,742

SolarWinds Corporation
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription	$106,457	$87,280	$396,496	$320,747
Maintenance	124,303	115,610	478,284	446,450
Total recurring revenue	230,760	202,890	874,780	767,197
License	34,534	44,605	144,461	165,328
Total revenue	265,294	247,495	1,019,241	932,525
Cost of revenue:
Cost of recurring revenue	25,448	21,412	93,255	79,571
Amortization of acquired technologies	46,572	43,922	181,361	175,883
Total cost of revenue	72,020	65,334	274,616	255,454
Gross profit	193,274	182,161	744,625	677,071
Operating expenses:
Sales and marketing	81,902	70,501	298,452	264,199
Research and development	32,338	27,894	126,216	110,362
General and administrative	49,761	25,143	137,541	97,525
Amortization of acquired intangibles	19,759	17,994	74,973	69,812
Total operating expenses	183,760	141,532	637,182	541,898
Operating income	9,514	40,629	107,443	135,173
Other income (expense):
Interest expense, net	(16,684)	(25,094)	(75,884)	(108,071)
Other income (expense), net	(298)	(104)	(1,240)	402
Total other expense	(16,982)	(25,198)	(77,124)	(107,669)
Income (loss) before income taxes	(7,468)	15,431	30,319	27,504
Income tax expense (benefit)	(140,181)	2,208	(128,156)	8,862
Net income	$132,713	$13,223	$158,475	$18,642
Net income available to common stockholders	$132,025	$13,095	$157,508	$18,441
Net income available to common stockholders per share:
Basic earnings per share	$0.42	$0.04	$0.51	$0.06
Diluted earnings per share	$0.42	$0.04	$0.50	$0.06
Weighted-average shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share	312,119	307,914	310,554	306,768
Shares used in computation of diluted earnings per share	317,797	311,922	315,563	311,168

SolarWinds Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$132,713	$13,223	$158,475	$18,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,331	66,557	277,856	263,244
Provision for doubtful accounts	37	30	2,670	1,524
Stock-based compensation expense	28,256	10,478	74,240	34,395
Amortization of debt issuance costs	2,295	2,319	9,166	9,234
Deferred taxes	(152,267)	(9,943)	(178,288)	(39,635)
(Gain) loss on foreign currency exchange rates	636	(6)	2,645	(913)
Other non-cash expenses	1,727	477	915	535
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	3,945	(18,182)	9,039	(18,963)
Income taxes receivable	1,259	(354)	(988)	(225)
Prepaid and other assets	(7,481)	(4,851)	(5,422)	(11,094)
Accounts payable	4,123	3,377	3,059	3,734
Accrued liabilities and other	12,121	5,664	24,055	337
Accrued interest payable	—	(14)	(91)	(42)
Income taxes payable	(3,539)	(663)	(6,781)	(3,019)
Deferred revenue	7,981	14,949	18,230	41,248
Other long-term liabilities	(60)	—	314	905
Net cash provided by operating activities	104,077	83,061	389,094	299,907
Cash flows from investing activities
Purchases of property and equipment	(8,382)	(6,584)	(28,801)	(17,190)
Purchases of intangible assets	(2,558)	(2,250)	(9,419)	(5,851)
Acquisitions, net of cash acquired	(141,907)	(112,943)	(141,907)	(462,447)
Other investing activities	—	(1,139)	—	3,035
Net cash used in investing activities	(152,847)	(122,916)	(180,127)	(482,453)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	(2)	—	5,404	1,080
Repurchase of common stock and incentive restricted stock	(9,329)	(7,045)	(12,123)	(7,427)
Exercise of stock options	198	201	1,063	623
Proceeds from credit agreement	—	—	—	35,000
Repayments of borrowings from credit agreement	(4,975)	(4,975)	(19,900)	(54,900)
Net cash used in financing activities	(14,108)	(11,819)	(25,556)	(25,624)
Effect of exchange rate changes on cash and cash equivalents	8,390	3,986	13,715	(1,078)
Net increase (decrease) in cash and cash equivalents	(54,488)	(47,688)	197,126	(209,248)
Cash and cash equivalents
Beginning of period	424,986	221,060	173,372	382,620
End of period	$370,498	$173,372	$370,498	$173,372

Supplemental disclosure of cash flow information
Cash paid for interest	$14,446	$23,071	$67,169	$100,549
Cash paid for income taxes	$14,136	$12,345	$54,583	$47,988

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$106,457	$87,280	$396,496	$320,747
Impact of purchase accounting	174	1,896	2,540	5,930
Non-GAAP subscription revenue	106,631	89,176	399,036	326,677
GAAP maintenance revenue	124,303	115,610	478,284	446,450
Impact of purchase accounting	—	—	—	—
Non-GAAP maintenance revenue	124,303	115,610	478,284	446,450
GAAP total recurring revenue	230,760	202,890	874,780	767,197
Impact of purchase accounting	174	1,896	2,540	5,930
Non-GAAP total recurring revenue	230,934	204,786	877,320	773,127
GAAP license revenue	34,534	44,605	144,461	165,328
Impact of purchase accounting	—	—	—	—
Non-GAAP license revenue	34,534	44,605	144,461	165,328
Total GAAP revenue	$265,294	$247,495	$1,019,241	$932,525
Impact of purchase accounting	$174	$1,896	$2,540	$5,930
Total non-GAAP revenue	$265,468	$249,391	$1,021,781	$938,455

GAAP cost of revenue	$72,020	$65,334	$274,616	$255,454
Stock-based compensation expense and related employer-paid payroll taxes	(832)	(573)	(2,642)	(1,761)
Amortization of acquired technologies	(46,572)	(43,922)	(181,361)	(175,883)
Acquisition and other costs	(5)	(8)	(29)	(147)
Spin-off exploration costs	—	—	—	—
Restructuring costs	—	(26)	(20)	(48)
Cyber Incident costs	(60)	—	(60)	—
Non-GAAP cost of revenue	$24,551	$20,805	$90,504	$77,615

GAAP gross profit	$193,274	$182,161	$744,625	$677,071
Impact of purchase accounting	174	1,896	2,540	5,930
Stock-based compensation expense and related employer-paid payroll taxes	832	573	2,642	1,761
Amortization of acquired technologies	46,572	43,922	181,361	175,883
Acquisition and other costs	5	8	29	147
Spin-off exploration costs	—	—	—	—
Restructuring costs	—	26	20	48
Cyber Incident costs	60	—	60	—
Non-GAAP gross profit	$240,917	$228,586	$931,277	$860,840
GAAP gross margin	72.9%	73.6%	73.1%	72.6%
Non-GAAP gross margin	90.8%	91.7%	91.1%	91.7%

GAAP sales and marketing expense	$81,902	$70,501	$298,452	$264,199
Stock-based compensation expense and related employer-paid payroll taxes	(8,102)	(3,685)	(22,862)	(11,653)
Acquisition and other costs	(358)	(15)	(469)	(1,679)
Spin-off exploration costs	(679)	—	(794)	—
Restructuring costs	(6)	45	(188)	(615)
Cyber Incident costs	(261)	—	(261)	—
Non-GAAP sales and marketing expense	$72,496	$66,846	$273,878	$250,252

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(in thousands, except margin data)
GAAP research and development expense	$32,338	$27,894	$126,216	$110,362
Stock-based compensation expense and related employer-paid payroll taxes	(3,952)	(2,958)	(15,664)	(9,259)
Acquisition and other costs	(109)	(62)	(118)	(816)
Spin-off exploration costs	(173)	—	(173)	—
Restructuring costs	—	—	—	(123)
Cyber Incident costs	—	—	—	—
Non-GAAP research and development expense	$28,104	$24,874	$110,261	$100,164

GAAP general and administrative expense	$49,761	$25,143	$137,541	$97,525
Stock-based compensation expense and related employer-paid payroll taxes	(16,786)	(3,907)	(35,006)	(12,597)
Acquisition and other costs	(1,385)	(1,002)	(5,238)	(5,902)
Spin-off exploration costs	(8,743)	—	(11,260)	—
Restructuring costs	6	(1,635)	(2,160)	(4,812)
Cyber Incident costs	(3,164)	—	(3,164)	—
Non-GAAP general and administrative expense	$19,689	$18,599	$80,713	$74,214

GAAP operating expenses	$183,760	$141,532	$637,182	$541,898
Stock-based compensation expense and related employer-paid payroll taxes	(28,840)	(10,550)	(73,532)	(33,509)
Amortization of acquired intangibles	(19,759)	(17,994)	(74,973)	(69,812)
Acquisition and other costs	(1,852)	(1,079)	(5,825)	(8,397)
Spin-off exploration costs	(9,595)	—	(12,227)	—
Restructuring costs	—	(1,590)	(2,348)	(5,550)
Cyber Incident costs	(3,425)	—	(3,425)	—
Non-GAAP operating expenses	$120,289	$110,319	$464,852	$424,630

GAAP operating income	$9,514	$40,629	$107,443	$135,173
Impact of purchase accounting	174	1,896	2,540	5,930
Stock-based compensation expense and related employer-paid payroll taxes	29,672	11,123	76,174	35,270
Amortization of acquired technologies	46,572	43,922	181,361	175,883
Amortization of acquired intangibles	19,759	17,994	74,973	69,812
Acquisition and other costs	1,857	1,087	5,854	8,544
Spin-off exploration costs	9,595	—	12,227	—
Restructuring costs	—	1,616	2,368	5,598
Cyber Incident costs	3,485	—	3,485	—
Non-GAAP operating income	$120,628	$118,267	$466,425	$436,210
GAAP operating margin	3.6%	16.4%	10.5%	14.5%
Non-GAAP operating margin	45.4%	47.4%	45.6%	46.5%

GAAP net income	$132,713	$13,223	$158,475	$18,642
Impact of purchase accounting	174	1,896	2,540	5,930
Stock-based compensation expense and related employer-paid payroll taxes	29,672	11,123	76,174	35,270
Amortization of acquired technologies	46,572	43,922	181,361	175,883
Amortization of acquired intangibles	19,759	17,994	74,973	69,812
Acquisition and other costs	1,857	1,087	5,854	8,544
Spin-off exploration costs	9,595	—	12,227	—
Restructuring costs	—	1,616	2,368	5,598
Cyber Incident costs	3,485	—	3,485	—
Tax benefits associated with above adjustments	(161,707)	(14,849)	(205,842)	(55,881)
Non-GAAP net income	$82,120	$76,012	$311,615	$263,798

GAAP diluted earnings per share	$0.42	$0.04	$0.50	$0.06
Non-GAAP diluted earnings per share	$0.26	$0.24	$0.99	$0.85

Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(in thousands)
Net income	$132,713	$13,223	$158,475	$18,642
Amortization and depreciation	72,331	66,557	277,856	263,244
Income tax expense (benefit)	(140,181)	2,208	(128,156)	8,862
Interest expense, net	16,684	25,094	75,884	108,071
Impact of purchase accounting on total revenue	174	1,896	2,540	5,930
Unrealized foreign currency (gains) losses	636	(6)	2,645	(913)
Acquisition and other costs	1,857	1,087	5,854	8,544
Spin-off exploration costs	9,595	—	12,227	—
Debt related costs	90	95	364	385
Stock-based compensation expense and related employer-paid payroll taxes	29,672	11,123	76,174	35,270
Restructuring costs	—	1,616	2,368	5,598
Cyber Incident costs	3,485	—	3,485	—
Adjusted EBITDA	$127,056	$122,893	$489,716	$453,633
Adjusted EBITDA margin	47.9%	49.3%	47.9%	48.3%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Growth Rate	2020	2019	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$106,457	$87,280	22.0%	$396,496	$320,747	23.6%
Impact of purchase accounting	174	1,896	(2.4)	2,540	5,930	(1.4)
Non-GAAP subscription revenue	106,631	89,176	19.6	399,036	326,677	22.2
Estimated foreign currency impact(1)	(1,892)	—	(2.1)	(1,106)	—	(0.3)
Non-GAAP subscription revenue on a constant currency basis	$104,739	$89,176	17.5%	$397,930	$326,677	21.8%

GAAP maintenance revenue	$124,303	$115,610	7.5%	$478,284	$446,450	7.1%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP maintenance revenue	124,303	115,610	7.5	478,284	446,450	7.1
Estimated foreign currency impact(1)	(1,298)	—	(1.1)	(1,447)	—	(0.3)
Non-GAAP maintenance revenue on a constant currency basis	$123,005	$115,610	6.4%	$476,837	$446,450	6.8%

GAAP total recurring revenue	$230,760	$202,890	13.7%	$874,780	$767,197	14.0%
Impact of purchase accounting	174	1,896	(0.9)	2,540	5,930	(0.5)
Non-GAAP total recurring revenue	230,934	204,786	12.8	877,320	773,127	13.5
Estimated foreign currency impact(1)	(3,190)	—	(1.6)	(2,553)	—	(0.3)
Non-GAAP total recurring revenue on a constant currency basis	$227,744	$204,786	11.2%	$874,767	$773,127	13.1%

GAAP license revenue	$34,534	$44,605	(22.6)%	$144,461	$165,328	(12.6)%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP license revenue	34,534	44,605	(22.6)	144,461	165,328	(12.6)
Estimated foreign currency impact(1)	(482)	—	(1.1)	(369)	—	(0.2)
Non-GAAP license revenue on a constant currency basis	$34,052	$44,605	(23.7)%	$144,092	$165,328	(12.8)%

Total GAAP revenue	$265,294	$247,495	7.2%	$1,019,241	$932,525	9.3%
Impact of purchase accounting	174	1,896	(0.8)	2,540	5,930	(0.4)
Non-GAAP total revenue	265,468	249,391	6.4	1,021,781	938,455	8.9
Estimated foreign currency impact(1)	(3,672)	—	(1.5)	(2,922)	—	(0.3)
Non-GAAP total revenue on a constant currency basis	$261,796	$249,391	5.0%	$1,018,859	$938,455	8.6%

Total GAAP revenue - Core IT Management	$185,548	$178,024	4.2%	$716,770	$669,104	7.1%
Impact of purchase accounting	174	1,896	(1.0)	2,540	5,930	(0.5)
Non-GAAP total revenue - Core IT Management	185,722	179,920	3.2	719,310	675,034	6.6
Estimated foreign currency impact(1)	(1,895)	—	(1.1)	(1,998)	—	(0.3)
Non-GAAP total revenue on a constant currency basis - Core IT Management	$183,827	$179,920	2.2%	$717,312	$675,034	6.3%

Total GAAP revenue - MSP	$79,746	$69,471	14.8%	$302,471	$263,421	14.8%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP total revenue - MSP	79,746	69,471	14.8	302,471	263,421	14.8
Estimated foreign currency impact(1)	(1,777)	—	(2.6)	(924)	—	(0.4)
Non-GAAP total revenue on a constant currency basis - MSP	$77,969	$69,471	12.2%	$301,547	$263,421	14.5%
________
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and twelve months ended December 31, 2020.

Reconciliation of 2020 Non-GAAP Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended December 31, 2020

(in thousands)
Total non-GAAP revenue	$265,468
Estimated foreign currency impact(2)	(1,476)
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$263,992
________
(2)    Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended December 31, 2020 actual non-GAAP results and the rates assumed in our previously issued outlook dated October 27, 2020.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(in thousands)
Net cash provided by operating activities	$104,077	$83,061	$389,094	$299,907
Capital expenditures(1)	(10,940)	(8,834)	(38,220)	(23,041)
Free cash flow	93,137	74,227	350,874	276,866
Cash paid for interest and other debt related items	14,479	22,885	67,173	99,264
Cash paid for acquisition and other costs, spin-off exploration costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one time items	14,856	3,693	28,271	18,235
Unlevered free cash flow (excluding forfeited tax shield)	122,472	100,805	446,318	394,365
Forfeited tax shield related to interest payments(2)	(3,250)	(5,191)	(15,113)	(22,624)
Unlevered free cash flow	$119,222	$95,614	$431,205	$371,741
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and twelve months ended December 31, 2020 and 2019.